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                                                                    EXHIBIT 3.44

                                     BY LAWS

                                       OF

                           TENNESSEE WOOLEN MILLS, INC.

                                    ARTICLE I

                                     OFFICES


The executive offices of the corporation shall be in Wilson County, Tennessee, but the corporation may have other offices at such places as the Board of Directors may from time to time decide or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

          Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the call of the Chairman of the Board during the month of April of each year on a date and at such time and place, either within or without the State of Tennessee, as may be selected by the Chairman of the Board or the Board of Directors and designated in the call of the meeting.

          Section 2. Special Meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Board of Directors or the holder or holders of not less than one tenth (1/10) of all the shares entitled to vote at such meeting, to be held at such time and place, either within or without the State of Tennessee, as may be designated in the call of the meeting.

          Section 3. Notice of Meeting. Written notice stating the place, day and hour of annual and special meetings of shareholders shall be given to each shareholder, either personally or by mail to his last address of record with the Corporation, not less than ten (10) nor more than sixty (60) days before the date of meeting. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called and the person or persons calling the meeting. Notice of any annual or special meeting of shareholders may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed, which waiver may be signed by a shareholder or by his attorney-in-fact or proxy holder.

          Section 4. Voting. At all meetings of shareholders, all shareholders of record shall be entitled to one vote for each share of stock standing in their name and may vote either in person or by proxy. Proxies shall be filed with the Secretary of the meeting before being voted or counted for the purpose of determining the presence of a quorum.





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          Section 5.  Quorum. At all meetings of shareholders, a majority of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business; and the vote or authorization of a majority of the shares represented at any meeting at which a quorum is present or represented shall determine the action taken on any matter that may come before the meeting unless otherwise specifically required by law or by express provision of the charter or by-laws of the corporation.

          Section 6. Action by Consent. Whenever the shareholders of the corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.

                                   ARTICLE III

                                    DIRECTORS


          Section 1. Number and Qualifications. The business and affairs of the corporation shall be managed and controlled by a Board of Directors, who shall be three in number; provided that if all the shares of the corporation are owned of record by less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders of record. Directors need not be shareholders of the corporation.

          Section 2. Election and Term of Office. The Directors shall be elected at the first meeting of shareholders and thereafter at the annual meetings of shareholders; but if any such annual meeting is not held or if the Directors are not elected at any such annual meeting, the Directors may be elected at any special meeting of the shareholders. Directors shall be elected by a plurality of the votes cast. The Directors shall hold office until the next annual meeting of shareholders and thereafter until their respective successors have been elected and qualified.

          Section 3. Meetings. Regular meetings of the Directors shall be held annually following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the Chairman of the Board or by any two Directors on at least two days notice sent by any usual means of communication. Notice of any such meeting may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed. Attendance of a Director at a meeting shall constitute a waiver of notice thereof unless such attendance is for the express purpose of objecting to such meeting. Any meeting of the board of Directors may be held within or without the State of Tennessee at such place as may be determined by the person or persons calling the meeting.


          Section 4. Quorum. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business; and the vote or action of a majority of the Directors present at any meeting at which a quorum is had shall decide any matter that may come before the meeting and shall be the act of the Board unless otherwise specifically required by law or by express provision of the charter or by-laws of the corporation.



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          Section 5. Action by Consent. Any action required or permitted to be taken by the Directors of the corporation may be taken without a meeting on written consent, setting forth the action so taken, signed by all the Directors entitled to vote thereon.

          Section 6. Vacancies. Vacancies in the Board of Directors occurring for any reason, including an increase in the number of Directors, resignation, or the removal of any Director with or without cause, may be filled by vote of a majority of the Directors then in office although less than a quorum exists; but if the offices of a majority of the entire Board of Directors shall be vacant at the same time, such vacancies shall be filled only by vote of the shareholders. A director elected to fill any vacancy shall hold office until the next annual meeting of shareholders and thereafter until his successor has been elected and qualified.

          Section 7. Removal and Resignation. Any or all of the Directors may be removed with or without cause, at any time, by vote of the shareholders. Any director may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein without acceptance.

          Section 8. Committees. From time to time, a majority of the entire Board of Directors may by resolution appoint an executive committee or any other committee or committees for any purpose or purposes to the extent permitted by law, which committee or committees shall have such powers as shall be specified in the resolution of appointment.

          Section 9. Participation in Meetings. The members of the Board of Directors, or any committee appointed by the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such means shall constitute presence in person at such meeting. The Directors shall be promptly furnished a copy of the minutes of the Board of Directors' meetings.

                                   ARTICLE IV

                                    OFFICERS



          Section 1. Designation. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. Any two or more of such offices may be held by the same person except the offices of President and Secretary.

          Section 2. Chairman of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the corporation and shall exercise all the powers and duties customarily exercised by the chief executive officer of business corporations. He shall preside at all meetings of the shareholders and the Board of Directors, and he shall call regular and special meetings of the shareholders and Board of Directors in accordance with these by-laws. He shall perform such other duties as may be prescribed by the Board.

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          Section 3.  President. The President shall have general supervision of the affairs and property of the corporation, subject to the direction of the Board of Directors and the Chairman of the Board. He shall manage and control the regular business of the corporation; and he may appoint agents and employees of the corporation, other than the officers elected or appointed by the Board, subject to the approval of the Board. In the absence of the Chairman of the Board, the President shall preside at any meeting of the shareholders or the Board of Directors. He shall perform such other duties as may from time to time be prescribed by the Board.

          Section 4. Vice President. The Vice President or Vice Presidents shall assist the President in the management of the corporation and shall have such other powers and perform such other duties as may from time to time be prescribed by the Board. In the absence, disqualification or incapacity of the President, the senior Vice President shall perform the duties and exercise the powers of the President.

          Section 5. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in appropriate books, and he shall attend to the giving of all notices for the corporation. He shall have charge of the seal and stock books of the corporation and such other books and papers as the Board may direct, and he shall in general perform all duties incident to the office of Secretary of the corporation. He shall perform such other duties as may from time to time be prescribed by the Board.

          Section 6. Treasurer. The Treasurer shall have the care and custody of all funds and securities of the corporation, and he shall in general perform all duties incident to the office of Treasurer of the corporation. He shall perform such other duties as may from time to time be prescribed by the Board.

          Section 7. Other Officers. The Board of Directors may appoint, or may authorize the President to appoint, assistant secretaries and assistant treasurers and such other officers as the Board may from time to time decide, who shall have such authority and perform such duties as may from time to time be prescribed by the Board or designated by the President.

          Section 8. Election and Term of Office. The officers shall be elected or appointed at the regular meeting of the Board of Directors following the annual meeting of shareholders, provided that any vacancy or newly created office may be filled at a special meeting of the Board. The officers shall hold office at the pleasure of the Board, and any officer may be removed at any time by a majority of the entire Board. Unless otherwise determined by the Board, each officer shall hold office until the next regular meeting of the Board following the annual meeting of shareholders and thereafter until his successor has been elected or appointed and qualified.

                                    ARTICLE V

                                     SHARES

          Section 1. Certificates. The shares of the corporation shall be represented by certificates in such form as the Board of Directors may from time to

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time prescribe. Such certificates shall be numbered consecutively in the order in which they are issued, which numbering system may be separated by class or series if there shall be more than one class or series of shares. The certificates shall be signed by the Chairman of the Board and Secretary unless the Board of Directors shall otherwise designate any two officers of the corporation for such purpose.

          Section 2. Record. The name and address of all persons to whom the shares of the corporation are issued, the number of shares, and the date of issue shall be entered on the books of the corporation. It shall be the duty of each shareholder to notify the corporation of his address.

          Section 3. Transfers. The shares of the corporation are transferrable only on the books of the corporation by the registered holder thereof, either in person or by power of attorney, and upon delivery and surrender of the certificate representing such shares properly endorsed for transfer. Certificates exchanged or surrendered shall be cancelled by the Secretary and placed in the corporate records.

          Section 4. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate representing shares of the corporation, a duplicate certificate may be issued on such terms as the Board of Directors shall prescribe.

                                   ARTICLE VI

                                      SEAL


          Section 1. Authority to Adopt. The corporation may have a seal in such form as the Board of Directors may adopt, and the Board of Directors may from time to time change the form of the seal of the corporation.

          Section 2. Scroll Seal. In the event the Board shall not have adopted a seal or if it is inconvenient to use the adopted seal at any time, an authorized signature made in the name of and on behalf of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

          The fiscal year of the corporation shall end on December of each year, but the Board of Directors may from time to time change the fiscal year of the corporation.

                                  ARTICLE VIII

                                    INDEMNITY

          Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil,


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criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was serving as an officer or director of the corporation or is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, to the maximum extent permitted by, and in the manner provided by, the Tennessee General Corporation Act.

                                   ARTICLE IX

                                   AMENDMENTS


          The shareholders of the corporation may adopt new by-laws and may amend or repeal any or all of these by-laws at any annual or special meeting; and also the Board of Directors may adopt new by-laws and may amend or repeal any or all of these by-laws by the vote of a majority of the entire Board, provided that the Board shall make no amendment changing the number of Directors, and provided further that any by-law adopted by the Board may be amended or repealed by the shareholders.


                                  CERTIFICATION


          I certify that the foregoing by-laws were adopted by the Incorporator of this corporation on the 18th day of May, 1984.


                                  /s/ JAMES R. BRUBAKER
                                  ----------------------------------------------
                                      James R. Brubaker
                                      Chairman of the Board



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